SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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THE TAX-EXEMPT MONEY FUND OF AMERICA
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1Q2009 fyi

Changes to American Funds money market funds

Capital Research and Management Company, the investment adviser to the American Funds, has introduced a new money market fund, American Funds Money Market Fund.SM

The new fund combines aspects of two of our existing money market funds, The Cash Management Trust of America® and The U.S. Treasury Money Fund of America.SM As a result, the boards of those funds have decided to seek shareholder approval to merge them into American Funds Money Market Fund. Accordingly, The Cash Management Trust of America and The U.S. Treasury Money Fund of America will not allow the establishment of new accounts after May 1, 2009.

Additionally, shareholders of The Tax-Exempt Money Fund of AmericaSM will be asked to approve conversion of the fund into a short-term, tax-exempt bond fund. Shares in the money market fund will be converted on a 10-to-1 basis into shares of the bond fund. After the conver-sion, the bond fund will have an initial per-share price of $10. As with our other bond funds, the net asset value may fluctuate going forward. The Tax-Exempt Money Fund of America also will not allow the establishment of new accounts after May 1, 2009.

For more information about American Funds money market fund changes, please visit americanfunds.com/adviser.

American Funds Money Market Fund

Investment objective: The fund aims to provide income while preserving capital and maintaining liquidity. As a money market fund, it seeks to preserve the value of an investment at $1.00 per share.

Inception date: May 1, 2009

Minimum initial purchase amount: $1,000

Sales charge: None[1]

Exchanges: May be made from other American Funds within the same share class

Distributions: Paid monthly

Distribution payment options: Dividends may be reinvested or taken in cash

Check writing: Available for Class A shares only

Share classes: A, B,[2] C,[2] F-1, F-2, R-1, R-2, R-3, R-4, R-5, R-6,
529-A, 529-B,[2] 529-C,[2] 529-E, 529-F-1

Class A share details

Fund number: 59

Quotron symbol: AFAXX (proposed symbol for Class A shares; actual symbols for all share classes will be assigned after the fund opens)

CUSIP: 02630U 10 7

Estimated expense ratio: 0.55%

[1] Class B, C, 529-B and 529-C shares may be subject to a contingent deferred sales charge.
[2] Available only in exchanges from other American Funds in the same share class.

Shareholders of each money market fund are encouraged to read the applicable proxy statement when it becomes available as it contains important information regarding the proposed transactions. Shareholders will be mailed a proxy statement and proxy ballot and may obtain the proxy statement, and other relevant documents, for free on the SEC’s website at sec.gov. For The Cash Management Trust of America and The U.S. Treasury Money Fund of America, the proxy statement and other information may be found under the filings for American Funds Money Market Fund. You may also request a complimentary copy of the proxy statement by calling American Funds Service Company at 800/421-0180 or writing to the secretary of the funds at 333 South Hope Street, Los Angeles, California, 90071.

Investors should carefully consider the investment objectives, risks, charges and expenses of the American Funds. This and other important information is contained in fund prospectuses, which can be obtained from a financial professional and should be read carefully before investing. Investments are not FDIC-insured, nor are they deposits of or guaranteed by a bank or any other entity, so investors may lose money.

©2009 American Funds Distributors, Inc.

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